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                                                                 EXHIBIT 12.1

EME Homer City Generation LP
Ratio of Earnings to Fixed Charges (000's)

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                                                            YEAR ENDED       YEAR ENDED     SIX MONTHS ENDED   SIX MONTHS ENDED
                                                           DECEMBER 31,     DECEMBER 31,         JUNE 30,           JUNE 30,
                                                               2000             1999               2001              2000
                                                         -----------------------------------------------------------------------
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Earnings:
Income (loss) before income taxes and extraordinary
       item                                                $  (3,563)       $   4,290           $ 16,823         $ (13,047)
Adjustments:
       Fixed charges, as below                               149,149          105,860             75,303            73,790
       Interest capitalized                                  (10,282)          (1,779)            (6,618)           (3,899)
                                                         ------------------------------------------------------------------

Earnings as adjusted                                       $ 135,304        $ 108,371           $ 85,508          $ 56,844
                                                         ==================================================================


Fixed Charges:
Interest on indebtedness (expense and capitalized)         $ 148,936        $ 105,593           $ 75,158          $ 73,683
Interest portion on rental expense                               213              267                145               107
                                                         ------------------------------------------------------------------
                                                           $ 149,149        $ 105,860           $ 75,303          $ 73,790
                                                         ==================================================================

Ratio of Earnings to Fixed Charges                              0.91             1.02               1.14              0.77

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